Exhibit 10.2

Execution Version

LEASE AGREEMENT AND OPTION TO PURCHASE

THIS LEASE AGREEMENT AND OPTION TO PURCHASE (the "Lease") is made and entered into effective as of the 1st day of June, 2010, by and between Voldar, LLC, a Texas limited liability company ("Landlord"), and RCI Entertainment (3315 North Freeway FW), Inc., a Texas corporation ("Tenant").

Subject to all of the terms and conditions of this Lease, and in consideration of the mutual covenants, obligations and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE I
LEASED PREMISES

Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord those certain premises situated within the County of Harris, State of Texas, and being more particularly described as 3315 North Freeway, Fort Worth, Texas 76106, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to said premises and together with the improvements (the “Building”) erected upon said premises (collectively, the "Leased Premises").  Tenant accepts the Leased Premises in their "AS IS" "WHERE IS" condition, WITH ALL FAULTS and Landlord shall have no obligation to furnish, equip or improve the Leased Premises except as expressly set forth in this Lease.  By occupying the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and to have acknowledged that the Leased Premises comply fully with Landlord's covenants and obligations under this Lease.

ARTICLE II
TERM

The initial term of this Lease shall be for a period of five (5) years, commencing on June 1, 2010, (the "Commencement Date") and continuing in full force and effect until May 31, 2015, provided that the Tenant shall have the right, in its sole discretion, to exercise its Option to extend the Lease (the “Option to extend Lease”) for another period of five (5) years, commencing from June 1, 2015 until May 31, 2020 (the initial term along with the Option to extend Lease shall hereinafter be collectively referred to as the “Term”), unless extended or sooner terminated as provided for in this Lease.

The Tenant may exercise the Option to extend Lease by giving Landlord written notice of its intent to do so on or prior to ninety (90) days prior to the expiration of the Lease.

THIS LEASE IS A NET-NET-NET LEASE AS SUCH TERM IS COMMONLY USED AND TENANT IS RESPONSIBLE FOR ANY AND ALL EXPENSES CONCERNING THE LEASED PREMISES, EXCEPT FOR THE LIMITED OBLIGATIONS OF THE LANDLORD SET FORTH IN SECTION 8.1.

Lease Agreement

ARTICLE III
RENT

Section 3.1            Rental.  Tenant shall pay to Landlord as rental ("Rental") for each month during the Term as follows: $19,800 during the first 60 months; and if the Option is exercised, $23,130 during months 61 through 72; $23,850 during months 73 through 84; $24,525 during months 85 through 96; $25,200 during months 97 through 108; and $25,875 during months 109 through 120.  The initial Rental payment during the Term shall be due and payable on June 1, 2010, and Rental for each and every month thereafter during the Term shall be due and payable in advance on the first (1st) day of each month.  If this lease commences on a date other than the 1st day of the month, the Rental shall be pro rated for the balance of the month and paid in advance.

Section 3.2            Definition of Lease Year.  The first lease year ("Lease Year") shall be considered to begin on the Commencement Date, and each subsequent Lease Year if any shall be considered to begin on the applicable anniversary date of the Commencement Date.

Section 3.3            Tenant's Payment of Taxes and Insurance.  In addition to the payment of Rental, Tenant shall pay all Property Taxes (hereinafter defined) as and when required under Article V of this Lease and all of the insurance as set forth under Section 9.3 of this Lease.

Section 3.4            Additional Rental; Payments.  All sums of money becoming due and payable by Tenant to Landlord under the terms of this Lease in addition to the Rental, including without limitation Property Taxes and insurance as provided in Section 3.3 of this Lease, shall constitute additional rental ("Additional Rental") hereunder (the Rental and the Additional Rental are hereinafter sometimes collectively referred to as the "Rent").  Landlord shall have the same remedies for default in the payment of Additional Rental as are available to Landlord in the case of a default in the payment of Rental.  All Rent shall be payable at Landlord's address as provided herein (or at such other address as may be designated by Landlord from time to time) and shall be payable in lawful money of the United States of America.  Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner herein provided, without deduction, offset, counterclaim, abatement, prior notice or demand.

Section 3.5            Interest on Late Payments.  In the event that Tenant fails to pay any installment of Rent or any other sums due under this Lease within ten (10) days after the due date thereof or billing therefor, the total amount then due shall bear interest at the rate of eighteen percent (18%) per annum, until paid, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have with regard to the failure of Tenant to make any such payments under this Lease.

ARTICLE IV
TERMINATION

This Lease may be terminated at any time by written agreement of all of the parties.

Lease Agreement

ARTICLE V
TAXES

Section 5.1            Property Taxes.  The term "Property Taxes" for the purposes of this Lease shall mean all general and special taxes, and all other general and special, ordinary and extraordinary, governmental charges assessed, levied, charged, or imposed upon or attributable to the Leased Premises during the Term of this Lease, or any holdover or renewal period, by any political or governmental body or other authority, or subdivision thereof, having jurisdiction over the Leased Premises; excluding, however, franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes imposed upon Landlord, and excluding the taxes on Tenant's Property described in Section 5.2 of this Lease.  In the event that any political or governmental body or other authority, or subdivision thereof, having jurisdiction over the Leased Premises imposes a tax, assessment, imposition, or charge either upon or against or measured by the rentals payable by Tenant to Landlord or upon or against the occupation of renting land and/or buildings, either by way of substitution for the taxes and assessments levied against the Leased Premises or in addition thereto, such tax, assessment, or charge shall be deemed to constitute a Property Tax for purposes of this Lease.

Section 5.2             Tenant's Taxes.

(a)            Tenant shall pay before the Property Taxes become delinquent, all Property Taxes levied or assessed against the Leased Premises during each calendar year of the Term and the Renewal Term (hereinafter defined), if any, of this Lease.

(b)           Tenant shall pay all ad valorem and other taxes, assessments, impositions or charges levied upon or applicable to any of Tenant's goods, equipment, wares, fixtures, Trade Fixtures (hereinafter defined), furniture, furnishings, machinery and other property (personal or otherwise) now or hereafter placed in, upon or about the Leased Premises (collectively "Tenant's Property") and all license and other fees or charges imposed on the business conducted by Tenant on the Leased Premises before such taxes, assessments, charges, licenses or fees become delinquent.

(c)           Upon request by Landlord, Tenant will furnish Landlord annually official tax receipts and other official receipts showing payment of all such taxes, assessments, fees and charges.  If Landlord shall be required to pay a higher tax with respect to the Leased Premises as a result of Tenant's leasehold improvements, then Tenant shall pay to the taxing authorities before delinquency, the amount of the increase in such tax.  The payment to be made by Tenant for the year in which this Lease commences and terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as the number of months of such tax year which elapsed after commencement or prior to termination of this Lease, whichever is applicable, bears to a full tax year.  Upon request by Tenant, Landlord shall furnish to Tenant all tax statements from all taxing authorities within ten (10) days of Landlord receiving such tax statements.

Lease Agreement

ARTICLE VI
USE; PEACEFUL ENJOYMENT; LIGHT, AIR AND VIEW

Section 6.1            Use.  Tenant shall use and be permitted to use the Leased Premises for any lawful purpose, including:  the operation of a nude or semi-nude adult entertainment business.  Tenant shall keep the Leased Premises open for business for such permitted use during normal business hours (for such permitted use) with adequate staff and inventories.  In connection with its use of and activities in, upon or about the Leased Premises, Tenant, at its sole expense, will comply, and will cause Tenant's Agents (hereinafter defined) to comply, with any and all applicable laws, statutes, ordinances, permits, orders, decrees, guidelines, rules and regulations in any way applicable to Tenant, Tenant's Property or the Leased Premises (collectively, "Legal Requirements" and individually, "Legal Requirement").  Tenant will not (a) use, occupy or permit the use or occupancy of the Leased Premises for any purpose or in any manner which is not permitted hereunder or which is nor may be, directly or indirectly, violative of any Legal Requirement, (b) install or permit to remain any improvements to the Leased Premises (other than improvements which have first been approved by Landlord) which are visible from the outside of the Leased Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building or affect the structural integrity thereof in any way, (c) commit, or permit to be committed, any action or circumstance in, upon or about the Leased Premises which, directly or indirectly, would justify any insurance carrier in cancelling or increasing the premium on any insurance policy covering the Leased Premises or its contents, and if any increase so results, Tenant shall pay such increase upon the Landlord's demand, or (d) store, land, replace, or permit to be stored, landed or placed upon the Leased Premises, any helicopter, airplane or other type of aircraft.

Section 6.2           Peaceful Enjoyment.  Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises for the Term of the Lease and any and all renewals thereof, subject to the other terms, provisions, agreements, covenants and conditions of this Lease, provided that Tenant pays the Rent to be paid by Tenant under this Lease and fully and faithfully performs all of Tenant's covenants, obligations and agreements contained in this Lease.

ARTICLE VII
UTILITIES

Tenant shall pay all charges incurred for all utility and other services used in, upon or about the Leased Premises, including, but not limited to, water, gas, heat, light, power, telephone, sewer and sprinkler, all such charges to be paid by Tenant to the utility company, municipality or other entity furnishing such services before such charge shall become delinquent, together with any required deposits.  Tenant shall also provide all replacement light bulbs and tubes after the Commencement Date of this Lease.  In no event shall Landlord be liable for any interruption or failure of utility services to, on or within the Leased Premises, unless such interruption or failure is the result of Landlord's gross negligence or Landlord's willful misconduct.  No interruption or malfunction of any utility services (including, without limitation, interruption of such utilities as a result of the enactment or promulgation (regardless of the ultimate validity or enforceability thereof) of any applicable law, statute, ordinance, permit, rule, decree, order, guideline or regulation now or hereafter enacted or promulgated by any governmental, quasi-governmental, regulatory or executive authority) shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations under this Lease or render Landlord liable for any damages (including, without limitation, consequential or special damages) or entitle Tenant to be relieved from any of its obligations under this Lease (including the obligation to pay Rent) or grant Tenant any right of set-off, abatement or recoupment, unless such interruption or malfunction is the result of Landlord's gross negligence or Landlord's willful misconduct.

Lease Agreement

ARTICLE VIII
MAINTENANCE AND SURRENDER

Section 8.1

(a)           Landlord's Obligations.  Landlord shall, but only to the extent hereinafter set forth in Section 8.1, maintain the roof, and the structural soundness of the exterior walls and the foundation of the Building, with reasonable wear and tear and damage by any casualty pursuant to Article XX of this Lease being excepted from Landlord's Obligations; provided that Tenant's occupying the Leased Premises shall constitute Tenant's conclusive acceptance thereof.  The phrase "reasonable wear and tear", as used in this Section 8.1 only, shall include, but not be limited to, minor cracking in the walls or foundation caused by the elements, or otherwise, which affects neither the structural integrity nor safety of the Building.  Tenant shall immediately give Landlord written notice of defect or repairs of items of property required to be repaired by Landlord under this Article VIII, after which Landlord shall repair same or cure such defect as promptly as possible.  Landlord's obligation to maintain the aforementioned items shall be limited solely to the cost of repairs of maintenance or the curing of any defect in the same but as limited by Section 8.1.  Unless otherwise expressly provided in this Lease, Landlord shall not be required to maintain or make any repairs to the interior of the Leased Premises.

(b)           Landlord's Default in Repair Obligations.  In the event that Landlord shall fail or refuse to maintain the portions of the Leased Premises for which it is responsible as provided herein, Tenant on thirty (30) days written notice (or shorter time period in the event of an emergency or business interruption), and without being obligated to do so, may make such repairs or replacement as may be necessary to comply with the terms hereof and Landlord agrees to reimburse Tenant, on demand, for the expense of any such repairs or replacements.  In the event that Landlord shall fail to pay any such reimbursements upon demand, all such amounts shall bear interest at the same rate as provided for delinquent amounts due to Landlord hereunder from the date of such demand until paid in full.  At Tenant's option, Tenant may offset such amounts owed by Landlord to Tenant against rent or other amounts owed by Tenant to Landlord.  Notwithstanding any other provision of this Lease, if the repairs are not made for any reason, other than the intentional acts or omission of Tenant or Tenant's employees, agent, or invitees:

(1)           Then Tenant's obligation to pay rent shall abate unless Landlord shall cause such repairs to be fully made within a reasonable period of time, not to exceed thirty (30) days after receipt of written notice, unless Landlord is diligently attempting to complete such repairs which could reasonably be expected to exceed thirty (30) days to complete or unless such failure to complete repairs was caused by events beyond the reasonable control of Landlord.

(2)           If the failure to repair continues for a period in excess of such 30-day period after receipt of written notice, except as above provided, Tenant, at its sole option shall have the right to terminate this Lease on written notice to Landlord.  Thereafter, Tenant shall have a reasonable period of time (not to exceed thirty (30) days) to remove its property from the Leased Premises.  Following any such termination, Landlord shall refund all prepaid rent for the period of time from and including the date of such failure to repair.

Lease Agreement

Section 8.2            Tenant's Obligations.  Tenant shall, at its sole expense, maintain the drives and grounds surrounding the Leased Premises, the Leased Premises' concrete and paving (including sidewalks, parking areas and alleys), the exterior lighting, the landscaping, the entry monuments, the railroad spur (if any), and pedestrian walks, the fences and other open areas, all which occupy or comprise part of the Leased Premises, reasonable wear and tear excepted.  In addition, Tenant shall, at its sole expense, maintain and repair all parts of the Leased Premises (except only those parts for which Landlord is expressly responsible under this Lease) in good condition and promptly make all necessary repairs and replacements, including, but not limited to, the following items:  all glass, including windows, glass or plate glass, window mullions and gaskets; doors and attached hardware; office entries; special store fronts; interior walls, interior ceilings, cabinets, millwork, paneling and other finish work; termite and pest extermination; floors and floor coverings; electrical systems; dock boards, dock levelers and bumpers; down spouts of roof gutters attached to the exterior of the Building for damage caused by Tenant's operation; plumbing fixtures, sanitary sewers, electrical facilities and electrical fixtures; and all other fixtures and Trade Fixtures.  Tenant shall also be solely responsible for trash and other waste disposal from the Leased Premises and will maintain adequate receptacles for such disposal.  In no event shall Tenant be entitled to use or dispose of any toxic, dangerous or hazardous substances or pollutants without prior written approval of Landlord and in all events such use and disposal must comply with all applicable Legal Requirements.  If Tenant fails to make such repairs or replacements, Landlord may, but shall not be obligated to, make such repairs or replacements at Tenant's expense.  Such cost shall be payable to Landlord by Tenant on demand as Additional Rent.  Replacement and repair parts, materials and equipment shall be of quality equivalent to those initially installed within the Leased Premises; repair and maintenance work shall be done in accordance with the then existing laws, statutes, permits, orders, decrees, guidelines, rules, regulations and ordinances pertaining thereto.  Except insofar as Landlord is expressly obligated under this Lease to maintain and repair the Leased Premises, in addition to the maintenance and repair obligations of Tenant otherwise expressly set forth in this Lease, Tenant is also obligated to perform, at Tenant's own cost and expense and risk, all other maintenance and repairs necessary or appropriate to cause the Leased Premises to be suitable for Tenant's intended commercial purpose.  Tenant shall repair and replace at its sole cost any damage to the Leased Premises caused by Tenant or any of Tenant's Agents or invitees.  Landlord shall repair and replace at its sole cost, subject to Landlord's direction and supervision, any damage to the Leased Premises caused by Landlord or any of Landlord's Agents or invitees.  Notwithstanding any other language herein contained, the Tenant will be obligated to maintain or repair the air conditioning and heating system in the Leased Premises.

Section 8.3            Surrender of Possession.

(a)           Tenant shall throughout the Term and Renewal Term, if any, of this Lease, at its own expense, maintain the Leased Premises and all improvements thereon and keep them free from waste or nuisance.  At the expiration or termination of this Lease or the surrender of possession of the Leased Premises, the Tenant shall deliver the leased premises in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty excepted.  In the event Tenant should neglect to maintain the Leased Premises, Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Tenant to Landlord upon demand.  Upon the expiration or termination of this Lease or the surrender of possession of the Leased Premises, Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of Rent.

Lease Agreement

(b)           No act or thing done by Landlord or its agents or employees during the Term or Renewal Term, if any, of the Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless the same be made in writing and executed by Landlord.

ARTICLE IX
INDEMNITY AND INSURANCE

Section 9.1            Indemnification.  Tenant hereby unconditionally and irrevocably agrees to indemnify Landlord and Landlord's agents, employees, officers, directors, shareholders, partners, venturers and representatives (collectively, "Landlord's Related Parties") and hold Landlord and Landlord's Related Parties harmless from and defend them against any and all claims, actions, damages, liability, costs, and expenses (including, without limitation, interest, court costs and penalties, attorneys' fees and disbursements and amounts paid in settlement, or liability resulting from any change in federal, state or local law or regulation or interpretation thereof), in connection with any loss of life, any injury or damage to person or property or any other type of injury or damage caused by, arising from or arising out of (i) any breach of any of the agreements or covenants of Tenant under this Lease, (ii) any occurrence in, upon or about the Leased Premises including, but not limited to, occurrences caused by the sole, contributory, partial, joint, comparative or concurrent negligence of Tenant or Tenant's respective employees, agents, officers, directors, shareholders, partners, representatives, customers, invitees, licensees, subtenants, concessionaires, contractors, servants, vendors, materialmen, suppliers or any other person entering the Leased Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents"), whether or not caused by the sole, contributory, partial, joint, comparative or concurrent negligence of Landlord or Landlord's respective employees, agents, officers, directors, shareholders, partners, representatives, customers, invitees, licensees, concessionaires, contractors, servants, vendors, materialmen, suppliers or any other person entering the Leased Premises under express or implied invitation of Landlord (collectively, "Landlord's Agents"), but not including occurrences caused solely by reason of the gross negligence or willful misconduct of Landlord or of Landlord's employee or agents acting with the scope of their employment or authority, (iii) the conduct of management of any work done by Tenant or any of Tenant's Agents in, upon or about the Leased Premises, (iv) any occurrence in, upon or about the Leased Premises occasioned wholly or in part by any act, omission or neglect claimed to have been caused by Tenant or any of Tenant's Agents, or (v) any occurrence occasioned by the violation of any law, statute, permit, order, decree, guideline, rule, regulation or ordinance by Tenant or any of Tenant's Agents, and Landlord and Landlord's Related Parties shall not be liable to Tenant or any of Tenant's Agents or to any other person whomsoever for any of the foregoing enumerated in (i) through (v) above.  In any case in which Tenant has agreed to indemnify Landlord, Landlord's Related Parties or any other person, such indemnity shall be deemed to include an obligation on the part of Tenant to appear on behalf of the indemnified party in any and all proceedings involving a claim or cause of action covered by such indemnity and to defend the indemnified party against such claim or cause of action, all at Tenant's cost; provided, however, at the option of any party indemnified hereunder, such party shall have the right to appear on its own behalf, employ its own legal counsel and defend any claim or cause of action indemnified in this Section 9.1.  This indemnity provision is intended to indemnify Landlord and Landlord's Related Parties against the consequences of their own negligence or fault as provided above when Landlord or Landlord's Related Parties are solely negligent or contributorily, partially, jointly, comparatively, or concurrently negligent with Tenant or with any other party.  The provisions of this Section 9.1 shall survive the termination or expiration of this Lease.

Lease Agreement

Section 9.2            Waiver of Subrogation Rights.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, representatives, directors, officers, partners, shareholders, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property of such party therein, which is insured against under the terms of any insurance policies required to be maintained pursuant to this Lease, regardless of cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party hereto, its agents, servants, representatives, directors, partners, shareholders, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party or its respective agents, servants, representatives, directors, partners, shareholders, officers or employees.  If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord or Tenant each covenant and agree to notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.  The waiver set forth in this Section 9.2 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease, including without limitation Section 9.1 and Section 9.3 of this Lease.

Section 9.3             Insurance.

(a)           Tenant shall maintain at its sole cost a policy or policies of insurance insuring the Building and other improvements on the Leased Premises (excluding improvements by Tenant) against fire, explosion and the risks known as standard fire and extended coverage, in amounts representing at least eighty percent (80%) of the replacement value of the Building and improvements and payments for losses thereunder shall be made solely to Landlord.

(b)           Tenant shall not be obligated to insure any of Tenant's Property.

(c)           Tenant shall, at its sole cost and expense, procure and maintain during the Term and Renewal Term, if any, of the Lease comprehensive general liability insurance (including personal injury liability, premises/operation, property damage, independent contractors and broad form contractual in support of Section 9.1 of this Lease (the indemnification of Landlord)) in amounts of not less than a combined single limit of $5,000,000, comprehensive automobile liability insurance, business interruption insurance, contractual liability insurance, property insurance with respect to Tenant's Property, leasehold improvements, alterations and additions written on an "all risk" basis for full replacement cost, worker's compensation and employer's liability insurance and comprehensive catastrophe liability insurance, all maintained with companies, on forms and in such amounts (or increased amounts) as Landlord may, from time to time, reasonably require and endorsed to include Landlord as an additional insured, with the premiums fully paid on or before the due dates.  The insurer must be licensed to do business in the state in which the Leased Premises are located and Landlord may require that Tenant obtain from the insurer a statement as to good standing with the state board of insurance and with the secretary of state where the insurer is incorporated.

Lease Agreement

(d)           In the event that Tenant fails to take out or maintain any policy required by this Section 9.3 to be maintained by Tenant, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy, notwithstanding that such loss may have been proximately caused solely by the negligence or gross negligence or willful misconduct of Landlord or Landlord's Related Parties.  If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause such insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten (10) days of Landlord's demand, plus interest at the past due rate provided for in Section 3.5 of this Lease until repaid by Tenant.

(e)           All policies of insurance required to be maintained by Tenant shall provide that Landlord shall be given at least thirty (30) days prior written notice of any cancellation or non-renewal of any such policy.  A duplicate original of each such policy or a duly executed certificate of insurance with respect to each such policy will be deposited with Landlord by Tenant on or before the Commencement Date, and a duplicate original of each subsequent policy or a duly executed certificate of insurance with respect to each subsequent policy shall be deposited with Landlord at least thirty (30) days prior to the expiration of the preceding such policy.  All certificates of insurance should specify the additional insured status, the waivers of subrogation and that Landlord shall be given at least thirty (30) days prior written notice of any cancellation or non-renewal of any such policy.

(f)            Tenant shall not do or permit anything to be done in, upon or about the Leased Premises nor bring nor keep nor permit anything to be brought to or kept therein, which will in any way increase the existing rate of or affect any fire or other insurance which Landlord carries upon any part of the Building or other improvements or any of its contents, or cause a cancellation or invalidation of any such insurance.  If the annual premiums to be paid by Landlord with respect to any insurance obtained by Landlord covering any part of the Building or other improvements or any of its contents shall exceed the standard rates because Tenant's operations, contents of the Leased Premises or improvements with respect to the Leased Premises result in extra-hazardous exposure (which shall constitute a default by Tenant under this Lease) Tenant shall pay the excess amount of the premium upon demand by Landlord.

(g)           All insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier, to the extent that the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas.  All insurance policies obtained by Tenant shall be written as primary policies (primary over any insurance carried by Landlord), not contributing with and not in excess of coverage which Landlord may carry, if any, and shall name Landlord as its interest may appear.

ARTICLE X
WASTE AND ENVIRONMENTAL COMPLIANCE

Section 10.1           Tenant's Environmental Covenants.  Tenant covenants and agrees to comply strictly and in all respects with the requirements of any applicable law, statute, ordinance, permit, decree, guideline, rule, regulation or order pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, the Texas Water Code and the Texas Solid Waste Disposal Act, as each of the foregoing may be amended from time to time.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, treated, stored, used, installed or disposed in, on, under or about the Leased Premises.  Tenant represents, warrants, covenants and agrees that Tenant is not and will not become involved in operations at the Leased Premises or at other locations which could lead to the imposition on Landlord or any of Landlord's Related Parties of liability under any of the Applicable Environmental Laws.  Tenant does hereby, for itself and its heirs, legal representatives, successors, assigns and grantees, agree to and hereby does indemnify, defend and hold harmless Landlord, Landlord's Related Parties and each of their respective heirs, legal representatives, assigns, successors and grantees, of and from any and all liabilities, assessments, suits, damages, costs and expenses, attorneys' fees and judgments related to or arising out of (i) the breach of any of the agreements of Tenant under this Article X, (ii) the handling, installation, storage, use, generation, treatment or disposal of Hazardous Materials, including any cleanup, remedial, removal, or restoration work required by the Applicable Environmental Laws, or (iii) the assertion of any lien or claim imposed against the Leased Premises or any portion thereof or Landlord or any of Landlord's Related Parties pursuant to the Applicable Environmental Laws for any event that occurs subsequent to the Commencement Date.  The covenants and agreements of Tenant under this Article X shall survive the expiration or termination of this Lease.

Lease Agreement

Section 10.2          Definition of Hazardous Materials.  As used in this Lease, the term "Hazardous Materials" means any flammables, explosives, radioactive materials, asbestos-containing materials, the group of organic compounds known as polychlorinated byphenyls and other hazardous waste, toxic substances or related materials, including without limitation substances defined as "hazardous substances", "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, and the Texas Solid Waste Disposal Act, as each of the foregoing may be amended from time to time.

Section 10.3           Landlord's Representations and Warranties.  Landlord represents and warrants to Tenant that it has no knowledge of any spillage, leakage, dumping, discharge or disposal of any Hazardous Materials upon the Leased Premises.

ARTICLE XI
ALTERATIONS AND FIXTURES

Section 11.1          Prior Landlord Consent.  Tenant shall not create any openings in the roof or exterior walls of the Leased Premises, nor make any alterations, improvements, modifications or additions to the Leased Premises without prior written consent of Landlord, which consent shall not be unreasonably withheld.  Landlord shall have the sole and exclusive right to approve or disapprove the proposed plans and specifications for such alterations, improvements, modifications or additions and the contractor which Tenant proposes to employ.  Approval by Landlord of any of Tenant's drawings, plans and specifications prepared in connection with any alterations, improvements, modifications or additions to the Leased Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder.  Tenant shall notify Landlord upon completion of such alterations, improvements, modifications or additions and Landlord shall have the right to inspect same for workmanship and compliance with the approved drawings, plans and specifications.  Tenant shall reimburse Landlord for reasonable architectural and engineering costs incurred by Landlord in approving and inspecting alterations, improvements, modifications and additions proposed by Tenant and/or made by Tenant to the Leased Premises.

Lease Agreement

Section 11.2           Trade Fixtures.  "Trade Fixtures" shall mean any and all Signs (hereinafter defined) placed by Tenant in, upon or about the Leased Premises pursuant to provisions hereof and any and all items of property used by Tenant in, upon or about the Leased Premises for the carrying on of its business and which may or may not be annexed to the Site by the Tenant but in any event can be removed without material injury to the Leased Premises, including but not limited to furniture, equipment, shelves, bins and machinery; provided, however, that the term Trade Fixtures shall not include any permanent leasehold improvements, including but not limited to any floor, wall or ceiling coverings, any interior walls or partitions, any lighting fixtures, track lights or any property a part of or associated with any electrical, plumbing or mechanical system, notwithstanding that the same may have been installed in, upon or about the Leased Premises.  Notwithstanding anything in this Article XI to the contrary, Tenant, at its own cost and expense, may erect such Trade Fixtures as it desires provided that (a) such Trade Fixtures do not alter the basic character of the Leased Premises, (b) such Trade Fixtures do not overload or damage the Leased Premises, (c) such items may be removed without injury to the Leased Premises, and (d) the construction, erection or installation thereof complies with all Legal Requirements and with Landlord's specifications and requirements.  Tenant shall have the right to remove at the termination or expiration of this Lease such Trade Fixtures owned by Tenant and so installed (other than replacements for any such items originally installed by Landlord), provided Tenant is not in default under this Lease and such removal is made within five (5) days after the termination or expiration of the Lease; provided, however, Tenant shall promptly repair any damage caused by such removal and restore the Leased Premises to its original condition, reasonable wear and tear excepted.  Any Trade Fixtures which are not removed from the Leased Premises and those which are removed by Landlord pursuant to Landlord's right to do so shall, at Landlord's option, become Landlord's property.

Section 11.3          Removal.  Any alterations, improvements, modifications, additions or fixtures made, installed or attached by either Landlord or Tenant to, in or on the Leased Premises (other than Trade Fixtures) shall become the property of Landlord and shall, at Landlord's election, be (a) surrendered with the Leased Premises as part thereof at the termination or expiration of this Lease without any payment, reimbursement or compensation therefor, or (b) promptly removed by Tenant at Tenant's expense, and Tenant shall promptly repair any damage caused by such removal and restore the Leased Premises to its original condition, reasonable wear and tear excepted, and pay for the cost of removal and restoration.

ARTICLE XII
MECHANIC'S LIENS

Tenant shall not permit any mechanic's lien or any other liens, encumbrances, claims or charges to be placed on the Leased Premises, on the improvements thereon, on Landlord's interest therein, or upon Tenant's leasehold interest therein, during the Term and Renewal Term, if any, of this Lease, and in the event of the filing of any such lien, encumbrance, claim or charge, Tenant shall promptly have same removed or Tenant may contest the filing of any such lien if Tenant, at its expense, provides a bond acceptable to Landlord which protects the Leased Premises against such lien or provides other assurances or protections acceptable to Landlord that the lien will not attach to or otherwise adversely affect the Leased Premises.  Tenant has no authority, express or implied, to create any lien, encumbrance, claim or charge of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or of Tenant, including those who may furnish material or perform labor for any construction or repairs.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of labor performed or materials furnished in connection with any work performed on the Leased Premises and that it will save and hold Landlord harmless from and defend Landlord against any and all loss, cost or expense based on or arising out of asserted claims, liens, encumbrances or charges against the leasehold estate or against the interest of Landlord in the Leased Premises or under the terms hereof, but only to the extent that said liens are not created as a result of Landlord's acts or omissions.  Tenant agrees to give Landlord immediate written notice of the placing of any lien, charge, claim or encumbrance against the Leased Premises.  Tenant shall not be required to discharge any such lien, encumbrance, claim or charge as may be placed upon the Leased Premises by the act of Landlord.

Lease Agreement

ARTICLE XIII
SIGNS

Tenant shall have the right to erect signs, graphics, window advertisings or window coverings (collectively, "Signs").  Except as set forth in Section 11.2, Tenant shall not install any signs on the exterior of the Building or any other improvements without the prior written consent of Landlord.  Tenant shall, at its expense, repair, paint and/or replace the surface to which its Signs are attached upon vacation of the Leased Premises by Tenant or removal or alteration of its Signs.  All Signs must comply with all Legal Requirements and all criteria established by Landlord.

ARTICLE XIV
TRANSFERS BY TENANT

Section 14.1           Transfers.  Tenant shall not, by operation of law or otherwise, except with respect to any affiliate of Tenant (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Leased Premises or any interest therein, (b) grant any concession or license within the Leased Premises, (c) grant or transfer any management privileges or rights with respect to the Leased Premises, or (d) advertise for any of the foregoing, without the prior written consent of Landlord.  If Tenant requests Landlord's consent to any transfer, assignment or other transaction prohibited by this Section 14.1 (collectively, a "Transfer"), then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed transfer, copies of the proposed documentation, and the following information about the proposed transferee:  name and address; reasonably satisfactory information about its business and business history; its proposed use of the Leased Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.  Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer.  Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease but rather Tenant's transferee shall assume all of Tenant's obligations under this Lease in a writing satisfactory to Landlord, and Tenant and its transferee shall be jointly and severally liable therefor.  Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfer.  While the Leased Premises or any part thereof are subject to a Transfer, Landlord may collect directly from such transferee all rents or other sums relating to the Leased Premises becoming due to Tenant or Landlord and apply such rents or other sums against the Rent and any other sums payable hereunder.  Tenant authorizes its transferees to make payments of rent and any other sums due and payable, directly to Landlord upon receipt of notice from Landlord to do so.

Lease Agreement

Section 14.2          Additional Terms.  Subject to the terms and provisions of Section 14.1 of this Lease, the rights and obligations of the parties to this Lease shall inure to the benefit of and be binding upon their respective successors, assigns, heirs and legal representatives.  No Transfer by Tenant shall be effective until an original of same executed by Tenant and the transferee is delivered to Landlord and consented to by Landlord in writing.  Any attempted Transfer by Tenant in violation of the terms and covenants of this Article XIV shall be void and shall constitute a default by Tenant under this Lease.

ARTICLE XV
RIGHT OF ACCESS AND INSPECTION BY LANDLORD

Section 15.1          Right of Access.  Upon the giving of twenty-four (24) hours prior written notice, unless an emergency exists which requires immediate inspection, Tenant shall permit Landlord and Landlord's Agents to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the same, provided that the Landlord shall not make such inspection more often than semi-annually, or for the purpose of maintaining or making repairs as may be required or permitted pursuant to this Lease and Landlord shall be allowed to take all materials into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant, actual or constructive, a breach by Landlord of any of its obligations under this Lease, relief of any of Tenant's obligations under this Lease or an entitlement to any other right or remedy of Tenant, and the Rent shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, except as may otherwise be provided for herein; provided, however, that Landlord shall make reasonable efforts not to interfere with the normal business operations of Tenant.

Section 15.2          Inspection.  Tenant shall notify Landlord at least fifteen (15) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises.  If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Leased Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repair and restoration of the Leased Premises.

ARTICLE XVI
FORCE MAJEURE

Notwithstanding anything in the Lease to the contrary, neither Landlord nor Tenant shall be required to perform any term, provision, agreement, condition or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

Lease Agreement

ARTICLE XVII
HOLDING OVER

In the event Tenant remains in possession of the Leased Premises after the expiration or termination of this Lease without the execution of a new lease, then Tenant, at Landlord's option, shall be deemed to be occupying the Leased Premises as a tenant at will at a rental equal to the greater of (a) the prevailing market rental rate of the Leased Premises or (b) the Rental in effect during the last month prior to the expiration or termination of this Lease, and shall otherwise remain subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will, including without limitation, the payment of Additional Rental.  No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend the Term or in any other manner be construed as permission by Landlord to hold over.

ARTICLE XVIII
DEFAULT BY TENANT AND LANDLORD'S REMEDIES

Section 18.1          Default by Tenant.  The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

(a)           Tenant shall fail to perform, observe or comply with any of the terms, provisions, agreements, covenants or conditions of this Lease (other than the failure specified in Section 18.1 hereof), such failure continuing for ten (10) days after written notice from Landlord of such failure;

(b)           Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder as and when due and payable and such failure continuing for ten (10) days from the date it is due;

(c)           Tenant shall Transfer this Lease or all of a part of the Leased Premises without the prior written approval of Landlord, except as provided for herein;

(d)           The interest of Tenant under this Lease shall be levied on under execution or other legal process;

(e)           Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant;

(f)            Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties;

(g)           The termination, dissolution or liquidation of Tenant if Tenant is a corporation, partnership or other entity; or

Lease Agreement

(h)           Notwithstanding anything to the contrary set forth in this Lease, a default on the part of Tenant under that certain Adjacent Property Lease (as defined in Article XXII) shall constitute a default on the part of Tenant of this Lease.

Section 18.2          Landlord's Remedies.  Upon the occurrence of any default by Tenant under this Lease, Landlord may, at its sole option, do any one or more of the following:

(a)           Terminate this Lease, whereupon Landlord shall have the remedies set forth in Section 18.3 below.

(b)          Without having terminated this Lease, enter upon and take possession of the Leased Premises, whereupon Landlord shall have the remedies set forth in Section 18.4 below.

Section 18.3          Termination of the Lease.  Upon termination of this Lease by Landlord pursuant to Section 18.2(a) of this Lease, Landlord may forthwith repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises, (ii) the cost of removing and storing Tenant's or any other occupant's property, (iii) the unpaid Rent and any other sums accrued hereunder at the date of termination (plus interest at the past due rate provided in Section 3.5 of this Lease if in arrears), (iv) a sum equal to the amount, if any, by which the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rental for the remainder of the Term exceeds the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for the same period (it being the intention of Landlord and Tenant that Landlord shall receive the benefit of its bargain), (v) the cost of restoring the Leased Premises to good condition, reasonable wear and tear excepted, and (vi) any other sum of money or damages owed by Tenant to Landlord.  In the event Landlord shall elect to terminate this Lease, Landlord shall at once have all the rights of re-entry upon the Leased Premises, without becoming liable for damages, or guilty of trespass.

Section 18.4          Termination of Possession.  Upon termination of Tenant's right of possession of the Leased Premises pursuant to Section 18.1 of this Lease, Landlord may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant (nor shall Landlord be under any obligation to relet the Leased Premises before Landlord relets or leases any other property under the ownership or control of Landlord) for such rent and upon such terms as shall be satisfactory to Landlord.  In such event, Tenant shall be liable for and shall pay to Landlord all Rent payable by Tenant under this Lease (plus interest at the past due rate provided in Section 3.5 of this Lease if in arrears) plus an amount equal to (i) the cost of recovering possession, (ii) the cost of decorations, repairs, changes, alterations and additions to the Leased Premises, (iii) the cost of collection of the rent accruing from such reletting and (iv) any other costs incurred by Landlord in connection with such reletting, reduced by any sums received by Landlord through reletting the Leased Premises; provided, however, that in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above Rent provided in this Lease to be paid by Tenant to Landlord.  For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary.  Landlord may file suit to recover any sums falling due under the terms of this Section 18.4 from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord.  No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

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Section 18.5         Landlord's right to Perform Tenant's Obligations.  Should Tenant fail to perform any of its obligations under this Lease, Landlord may (but shall not be obligated to), without notice in an emergency or after twenty (20) days written notice where there is no threat to life or property, enter upon the Leased Premises and perform all or any part of such obligations. Upon demand, Tenant shall reimburse Landlord for the cost to Landlord of performing such obligations plus ten percent (10%) of such cost to cover overhead, plus interest at the past due rate provided in Section 3.5 of this Lease.  No action taken by Landlord under this Section 18.5 shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

Section 18.6         Cumulative Remedies.  The rights and remedies of Landlord under this Article XVIII shall be non-exclusive and shall be in addition to and cumulative of all other remedies available to Landlord under this Lease or at law or in equity, including but not limited the measure of damages available to Landlord in the event of default by Tenant.

Section 18.7         Landlord's Lien.  In consideration of the mutual benefits arising under this Lease and in order to receive mutual benefits arising under this Lease and in order to receive payment of all Rent payable by Tenant to Landlord under this Lease and the faithful performance and observance of all covenants and agreements of Tenant under this Lease, Tenant hereby grants to Landlord a lien and security interest on and in all property of Tenant now or hereafter placed in or upon the Leased Premises, including without limitation all goods, wares, fixtures, Trade Fixtures, machinery, inventory, equipment, furniture, furnishings and other personal property now or hereafter placed in or upon the Leased Premises (collectively, the "Personal Property"), and such Personal Property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant under this Lease.  Said lien and security interest shall be in addition to and cumulative of the Landlord's liens provided by law.  This Lease shall constitute a security agreement under the Uniform Commercial Code as enacted and enforced in the State of Texas (the "UCC") so that Landlord shall have and may enforce a security interest on all such Personal Property.  Such Personal Property shall not be removed from the Leased Premises unless such removal is in the ordinary course of Tenant's business and Tenant is not at the time of such removal in default under this Lease.  Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said UCC.  Landlord may at its election at any time file a copy of this Lease as a financing statement.  Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said UCC, which rights and remedies shall be in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.  Notwithstanding anything contained herein to the contrary, Landlord shall subordinate all of its liens (contractual and statutory) to Tenant's financing or all or any portion of its inventory, fixtures, furniture, and equipment.  Such subordination shall be evidenced by a subordination agreement to be reasonably satisfactory to Landlord and such subordination shall be in an amount not greater than the actual amount financed by Tenant.

Lease Agreement

ARTICLE XIX
SALE BY LANDLORD

The Landlord shall have the right at any time to sell, transfer, hypothecate, mortgage or assign, in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties, obligations or interests hereunder or in the Leased Premises, provided (i) such sale, transfer, hypothecation, mortgage or assignment is subject to this Lease Agreement and Tenant’s Option to Purchase granted hereby and (ii) that Tenant shall have a 60 day right of first refusal on the same terms and conditions as the proposed sale, transfer, hypothecation, mortgage or assignment in the event that Landlord elects to sell the Leased Premises.

ARTICLE XX
CASUALTY DAMAGE

If the Leased Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give notice thereof to Landlord.  If the Leased Premises or any portion thereof shall be destroyed or damaged by fire or any other casualty then if the Leased Premises are rendered untenantable in whole or in part by reason of such casualty as determined by Landlord, Tenant shall be entitled to abate all payments of Rent hereunder until such time as the Leased Premises (exclusive of any of Tenant's Property placed in or incorporated in the Leased Premises which is destroyed or damaged by fire or any other casualty) are made tenantable by repair or restoration which will be made within a reasonable time thereafter (not to exceed six (6) months) subject to delays arising from conditions or events beyond Landlord's reasonable control and also subject to the provisions of Article XXI of this Lease.  In no event shall Landlord be required to expend any amount in excess of the proceeds actually received from the insurance carried on the Leased Premises.

ARTICLE XXI
EMINENT DOMAIN

Section 21.1          Total Taking.  In the event of a taking of the Leased Premises or damage related to the exercise of the power of eminent domain by any agency, authority, public utility, person, or corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (collectively, a "Taking") of the entire Leased Premises or so much thereof as to prevent or substantially impair its use by Tenant during the Term or renewal Term, if any, of this Lease ( a "Total Taking"), the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Leased Premises shall cease and terminate as of the date upon which title to the Leased Premises, or the portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking"), Landlord shall refund to Tenant any prepaid Rent and any other sums due and owing to Tenant by Landlord (less any sums then due and owing Landlord by  Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under the Lease, each prorated as of the Date of Taking where applicable.  All proceeds payable as a lump sum from any Total Taking shall be payable as follows:  first to Landlord until it receives the fair market value of the portion of the Leased Premises so taken; then to Tenant until it receives the fair market value of its unamortized non-building standard improvements and personal property taken, if any; and the remainder of the award shall then be paid to Landlord.

Lease Agreement

Section 21.2          Partial Taking.  In the event of a Taking of only a part of the Leased Premises which does not constitute a Total Taking during the Term or Renewal Term, if any, of the Lease (a "Partial Taking"), the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Leased Premises taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rental in effect as of the Date of Taking shall be made based upon the reduced value of the Leased Premises.   All proceeds payable as a lump sum from any Partial Taking shall be payable as follows:  first to Landlord until it receives the fair market value of the portion of the Leased Premises so taken; then to Tenant until it receives the fair market value of its unamortized non-building standard improvements and personal property taken, if any; and the remainder of the award shall then be paid to Landlord.  Should the Partial Taking affect the Building, Landlord, from its portion of the award, shall restore the remainder of the Building, as nearly as possible, to one architectural unit provided that Landlord determines that such restoration can be fully paid by Landlord's portion of the award.

ARTICLE XXII
OPTION TO PURCHASE LEASED PREMISES

Landlord hereby grants to Tenant, or its assigns, an option to purchase the Leased Premises, free and clear of any and all liens, claims, mortgages or other encumbrances of any kind or character (the “Purchase Option”).  Tenant, or its assigns, may exercise the Purchase Option, at its sole discretion, any time after the twelfth (12th) month of the Lease and before the expiration of the Term.  Landlord will have no right to require or compel Tenant, or its assigns, to exercise the Purchase Option, at any time, under any circumstances.  To exercise the Purchase Option, Tenant, or its assigns, must provide Landlord thirty (30) days prior written notice and must contemporaneously exercise its option to purchase the property located at BLK 3, Lots 4R and 5R, Diamond Heights Industrial Addition, Fort Worth, Texas 76106 (the “Adjacent Property”) which property is also currently leased to Tenant pursuant to the Lease Agreement between Tenant and Sherri Mofid, entered into on June 1, 2010 (the “Adjacent Property Lease”).  Tenant, or its assigns, must exercise such option to purchase the Adjacent Property in accordance with Article  XXII of the Adjacent Property Lease.  The purchase price at which Tenant, or its assigns, may purchase the Leased Premises from Landlord, upon exercise of the Purchase Option, will be as follows:  $4,500,000 during months 13 through 60 of the Term; and if the Option to extend Lease is exercised, $4,635,000 during months 61 through 72 of the Term; $4,770,000 during months 73 through 84 of the Term; $4,905,000 during months 85 through 96 of the Term; $5,040,000 during months 97 through 108 of the Term; and $5,175,000 during months 109 through 120 of the Term. Tenant shall fund and close the purchase of the Leased Premises after exercise of the Purchase Option within sixty (60) days of notice of its exercise of said Purchase Option, unless such failure to close is a result of the Landlord’s failure or inability to close within the sixty (60) day period or unless otherwise agreed to in writing.  This Lease and any all provisions thereof shall terminate upon the closing of the purchase of the Leased Premises by the Tenant or its assigns.  Notwithstanding anything to the contrary set forth herein, the Purchase Option may not be exercised by Tenant, or its assigns, in the event any monetary default exists on the part of Tenant under this Lease or under the Adjacent Property Lease.

Lease Agreement

ARTICLE XXIII
MISCELLANEOUS

Section 23.1          Attorneys' Fees and Other Expenses.  In the event either party hereto defaults in the faithful performance or observance of any of the terms, covenants, provisions, agreements or conditions contained in this Lease, the party in default shall be liable for and shall pay to the non-defaulting party all expenses incurred by such party in enforcing any of its remedies for any such default, and if the non-defaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the non-defaulting party's reasonable attorneys' fees in such connection.

Section 23.2          Waiver.  Failure on the part of Landlord to complain of any action or nonaction on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder.  Further, it is covenanted and agreed that no waiver at any time of any of the provisions of this Lease by Landlord shall be construed as a waiver of any of the other provisions of this Lease and that a waiver at any time of any of the provisions of this Lease shall not be construed a waiver at any subsequent time of the same provisions.  The consent or approval by Landlord to or of any action by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

Section 23.3          Notice.  Any notice, request, approval, consent or other communication required or contemplated by this Lease must be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States Postal Service, post-paid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in case of a corporate party, to an officer of such party), or by prepaid telegram or express overnight mail service, when appropriate, addressed to the party to be notified.  Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit.  Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party's address for purposes of notice as set forth herein.  For purposes of notice the addresses of the parties shall, until changed as herein provided, be as follows:

For Landlord:	Voldar, LLC
Attn:  Sherri Mofid, Owner
1050 G. South Lamar
Austin, Texas 78745

For Tenant:	RCI Entertainment (3315 North Freeway FW), Inc.
Attn:  Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

However, the parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days written notice to the other party in the manner set forth in this Section 23.3.

Section 23.4          Prior Agreements Superseded; Entire Contract; Amendment.  Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease or the Leased Premises and that this Lease, including written extrinsic documents referred to herein, is the entire agreement of the parties, and that there are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of the Lease or the Leased Premises.  It is likewise agreed that this Lease may not be altered, amended, changed or extended except by an instrument in writing signed by both Landlord and Tenant.

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Section 23.5          Authority.  Both Tenant and Landlord warrant and represent unto each other that (a) each is a duly organized and legal entity, in good standing and qualified to do business in the State of Texas, (b) each has full right, power and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on behalf of Tenant or Landlord is authorized to do so, and (e) upon execution of this Lease by Tenant and Landlord, this Lease shall constitute a valid and legally binding obligation of Tenant and Landlord, respectively.

Section 23.6          Independent Covenants.  The obligations of Tenant to pay Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant's other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise.  Notwithstanding any of the other terms or provisions of this Lease and notwithstanding any of the other circumstances whatsoever, it is the intent and agreement of Landlord and Tenant that so long as Tenant has not been wrongfully evicted from the Leased Premises, the doctrine of independent covenants shall apply in all matters relating to this Lease including, without limitation, the obligation of Landlord to perform Landlord's covenants under this Lease, as well as the obligation of Tenant to pay Rent and all other monetary obligations of Tenant and perform Tenant's other covenants, duties and obligations under this Lease.

Section 23.7          Time of the Essence.  Time is of the essence with respect to this Lease.

Section 23.8          Counterparts.  This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 23.9          Gender.  The pronouns of any gender shall include the other genders and either the singular or the plural shall include the other.

Section 23.10        Brokerage.  Landlord and Tenant each warrant to the other that, in connection with the negotiation or execution of this Lease, they have not dealt with any broker.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent, other than Broker, claiming the same by, through or under the indemnifying party.

Section 23.11        Successors and Assigns.  Subject to the provisions of this Lease, all covenants and obligations as contained within this Lease shall bind and extend and inure to the benefit of each respective party, their heirs, legal representatives, successors and assigns, and shall be binding upon the other party and their heirs, legal representatives, successors and assigns.

Section 23.12        Legal Interpretation.  This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas and the United States.  All obligations of the parties hereto shall be performable in, and all legal actions to enforce or construe this Lease shall be instituted in the courts of the county in which the Leased Premises are located.  The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained in this Lease.  All obligations of either party hereunder not fully performed after the expiration or termination of the Term of this Lease shall survive the expiration or termination of the Term of this Lease and shall be fully enforceable in accordance with those provisions pertaining thereto.  Article and section titles and captions appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease.  No custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  This Lease is for the sole benefit of Landlord and Tenant, and, without the express written consent thereto, no third party shall be deemed a third party beneficiary hereof.

Lease Agreement

Section 23.13        Rights and Remedies Cumulative.  The rights and remedies of this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other rights or remedies.  Said rights and remedies are given in addition to any other rights and remedies the parties may have at law or in equity.

Section 23.14         Exhibits and Riders.  The Exhibits and Riders (if any) attached to this Lease are hereby incorporated herein and hereby made a part of this Lease.

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

VOLDAR, LLC

/s/ Sherri Mofid
By:	Sherri Mofid, Sole Member

TENANT:

RCI ENTERTAINMENT (3315 NORTH FREEWAY FW), INC.

By:	/s/ Eric Langan
Name:	Eric Langan
Title:	President

Lease Agreement